UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 7, 2012 (June 6, 2012)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Ascent Solar Technologies, Inc. (the "Company") held its Annual Meeting of Stockholders ("Annual Meeting") on June 6, 2012. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1 - Election of one Class 1 director to serve until the 2015 annual meeting of stockholders and election of two Class 3 directors to serve until the 2014 annual meeting of stockholders; each until his successor has been elected and qualified

Nominee	Votes For	Withheld	Broker Non-Votes
Dr. Amit Kumar	18,270,729	342,765	11,830,065
Mr. Victor Lee	18,304,109	309,385	11,830,065
Mr. Xu Biao	18,293,309	320,185	11,830,065
The director nominees were duly elected.

Proposal 2 - Amendment and Restatement of 2008 Restricted Stock Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
18,105,473	383,963	124,058	11,830,065
Proposal 2 was approved.

Proposal 3 - Ratification of Appointment of Independent Registered Accounting Firm - Hein & Associates LLP

Votes For	Votes Against	Abstain	Broker Non-Votes
29,639,430	546,322	257,807	—
Proposal 3 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

June 7, 2012	By:	/s/ Gary Gatchell
Name: Gary Gatchell
Title: Chief Financial Officer and Secretary